EXHIBIT 99.1

ATWOOD OCEANICS ANNOUNCES NEW CREDIT AGREEMENT

Houston, Texas
26 November 2008

FOR IMMEDIATE RELEASE

Atwood Oceanics, Inc., (Houston-based International Drilling Contractor – NYSE ATW), announced today that it, as guarantor, and its wholly-owned subsidiary, Atwood Oceanics Pacific Limited, entered into a new additional credit agreement with several banks with Nordea Bank Finland plc, New York Branch as Administrative Agent for the lenders, Lead Arranger and Bank Runner. The credit agreement provides for a 5-year $280,000,000 reducing revolving loan facility, with maturity in November 2013. The commitment under this new additional credit agreement may be increased by up to $20,000,000 for a total commitment of $300,000,000. Loans under this facility will bear interest at 1.50% over the Eurodollar Rate. This new credit facility along with the $300,000,000 credit facility executed in October 2007 will provide funding for the three drilling units currently under construction (the ATWOOD AURORA and two deepwater semisubmersibles), for future growth opportunities and for general corporate needs. Currently $200,000,000 has been borrowed under the October 2007 credit facility, with no funds borrowed under this new credit facility.

                                             Contact: James Holland
                                             281-749-7804